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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this registration statement of Ohio Legacy Corp on Form SB-2, of our report dated February 19, 2002, relating to the consolidated financial statements appearing in the Annual Report on Form 10-KSB of Ohio Legacy Corp, for the year ended December 31, 2001. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is a part of this Registration Statement.


                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
October 15, 2002